Exhibit 99.1

Press Release                                                  Source: RADVISION

RADVISION to Begin Reporting Annual Reports on Form 20-F

Monday March 14, 7:00 am ET

FAIR LAWN, N.J.--(BUSINESS WIRE)--March 14, 2005--RADVISION (Nasdaq: RVSN -
News) announced today that it will begin filing its Annual Reports with the U.S. Securities and Exchange Commission on Form 20-F for foreign private issuers, effective with the year ended December 31, 2004. Previously the Company, which is headquartered in Israel, had voluntarily filed its Annual Reports on Form 10-K. Despite this change, the Company intends to continue to report its financial results on a schedule consistent with its current disclosure practices. The Company also plans to timely furnish its quarterly financial statements to the Securities and Exchange Commission under Form 6-K.

RADVISION noted that it is taking this action to avail itself of the extended deadline for compliance with Section 404 of the Sarbanes-Oxley Act granted by the Securities and Exchange Commission to foreign private issuers that file on Form 20-F.

RADVISION further noted that it believes it has appropriate management controls over financial reporting and that it intends to fully meet its new deadline for compliance with Section 404, which will apply to its year ending December 31, 2006.

About RADVISION

RADVISION Ltd. (Nasdaq: RVSN - News) is the industry's leading provider of high quality, scalable and easy-to-use products and technologies for videoconferencing, video telephony, and the development of converged voice, video and data over IP and 3G networks. For more information please visit our website at www.radvision.com.


This press release contains forward-looking statements that are subject to risks and uncertainties. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, general business conditions in the industry, changes in demand for products, the timing and amount or cancellation of orders and other risks detailed from time to time in RADVISION's filings with the Securities Exchange Commission, including RADVISION's Form 10-K Annual Report. These documents contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statement.


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Contact:
     RADVISION
     Corporate Contacts:
     Tsipi Kagan, 201-689-6340
     cfo@radvision.com

     or
     Peter Benedict, 201-689-6311
     pr@radvision.com

     or
     Comm-Partners LLC
     Investor Relations:
     June Filingeri, 203-972-0186
     junefil@optonline.net